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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20546

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  February 20, 1998
                                                    (February 18, 1998)


                             LIBERTY PROPERTY TRUST
                      LIBERTY PROPERTY LIMITED PARTNERSHIP
                      ------------------------------------
                    (Exact names of registrants as specified
                          in their respective charters)


       MARYLAND                     1-13130             23-7768996
     PENNSYLVANIA                   1-13132             23-2766549
-----------------------------      -------------     -------------------
(State or other jurisdiction       (Commission       (I.R.S. Employer
 of incorporation)                  File Number)     Identification No.)


65 VALLEY STREAM PARKWAY, SUITE 100
MALVERN, PENNSYLVANIA                                         19355
-----------------------------------------                     ----------
(Address of principal executive offices)                    (Zip Code)


Registrants' telephone number, including area code:    (610) 648-1700
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ITEM 5:    OTHER EVENTS
-------------------------

On February 18, 1998, Liberty Property Trust (the "Trust") priced a public offering of 1,702,128 of its Common Shares of Beneficial Interest, par value $0.001 per share. The aggregate proceeds to the Trust from such offering were $42.8 million, and the aggregate underwriting discounts and commissions payable to the Underwriter (as defined below) in connection with such offering were $450,000. A. G. Edwards & Sons, Inc. ( the "Underwriter") acted as underwriter of such offering. The Underwriting Agreement relating to such offering is filed as Exhibit 1.1 to this Report.


ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
---------------------------------------------------------------------------

(a) Financial Statements of Businesses Acquired.

    None.

(b) Pro Forma Financial Information.

    None.

(c) Exhibits.


    1.1 Underwriting Agreement, dated February 18, 1998, by and among the Trust, Liberty Property Limited Partnership and the Underwriter.
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                             SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                LIBERTY PROPERTY TRUST



Dated:  February 20, 1998       BY: /s/ George J. Alburger, Jr.
                                    ----------------------------------------
                                    NAME:   George J. Alburger, Jr.
                                    TITLE:  Chief Financial Officer


                                LIBERTY PROPERTY LIMITED PARTNERSHIP
                                BY:  LIBERTY PROPERTY TRUST, AS ITS
                                     SOLE GENERAL PARTNER


Dated:  February 20, 1998            BY: /s/ George J. Alburger, Jr.
                                         -------------------------------------
                                         NAME:   George J. Alburger, Jr.
                                         TITLE:  Chief Financial Officer
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                                  EXHIBIT INDEX

    1.1 Underwriting Agreement, dated February 18, 1998, by and among the Trust, Liberty Property Limited Partnership and the Underwriter.